UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota (Address of principal executive offices)	55432 (Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Medtronic, Inc. announced the implementation of a succession plan that was developed by its Board of Directors over the past several years for its chief executive officer and chief operating officer positions. Effective August 23, 2007, at Medtronic’s next annual shareholders meeting, William A. Hawkins, III, currently Medtronic’s President and Chief Operating Officer, will become President and Chief Executive Officer. At the same time, Michael F. DeMane, currently Senior Vice President and President of Medtronic’s business in Europe, Canada, Latin America and Emerging Markets, will become Medtronic’s Chief Operating Officer. After Messrs. Hawkins and DeMane assume their new responsibilities, Arthur D. Collins, Jr., Medtronic’s Chairman and Chief Executive Officer, will remain as a director and Chairman of the Board until the annual shareholders meeting in August 2008. In addition, the Board of Directors plans to elect Mr. Hawkins to the Medtronic Board of Directors in March at the next regularly scheduled board meeting.
     A copy of the press release issued by the Company with respect to these matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Exhibits.
     (d)      Exhibit 99.1      Press release of Medtronic, Inc. dated February 28, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
	By	/s/ Terrance L. Carlson
Date: March 1, 2007		Terrance L Carlson
Senior Vice President and General Counsel

EXHIBIT INDEX
Medtronic, Inc.
Form 8-K Current Report

Exhibit Number	Description
99.1	Press release dated February 28, 2007